UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  April 25, 2013
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On April 25, 2013, Diebold, Incorporated (the “Company”) held its 2013 annual meeting of shareholders. At the meeting, the Company’s shareholders (1) elected each of the Board’s ten (10) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2013; and (3) approved, on an advisory basis, named executive officer compensation. These proposals are described in more detail in the Company’s definitive proxy statement dated March 13, 2013.

Set forth below are the final voting results for each proposal:

Proposal No. 1:Election of ten (10) directors

	For	Withhold	Broker Non-Votes
Patrick W. Allender	50,037,502	1,347,245	6,530,795
Roberto Artavia	50,425,626	959,121	6,530,795
Bruce L Byrnes	43,297,178	8,087,569	6,530,795
Phillip R. Cox	50,162,823	1,221,924	6,530,795
Richard L. Crandall	50,385,607	999,140	6,530,795
Gale S. Fitzgerald	50,225,104	1,159,643	6,530,795
Robert S. Prather, Jr.	50,101,485	1,283,262	6,530,795
Rajesh K. Soin	49,926,136	1,485,611	6,530,795
Henry D. G. Wallace	50,136,983	1,247,764	6,530,795
Alan J. Weber	43,323,988	8,060,759	6,530,795

Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2013

For	Against	Abstain
57,134,244	574,876	206,422

Proposal No. 3: Approve, on an advisory basis, named executive officer compensation

For	Against	Abstain	Broker Non-Votes
45,582,141	1,271,418	4,531,188	6,530,795

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
April 29, 2013	By:	/s/ Chad F. Hesse
		Name:	Chad F. Hesse
		Title:	Vice President, General Counsel and Secretary